CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-291964, 333-291194, 333-290550, 333-258818, 333-267478, 333-279155, 333-287729, 333-287730, 333-288390 and 333-278699) and Form S-8 (File Nos. 333-291652, 333-284139, 333-265698, 333-267811, 333-281893 and 333-283480) of our report dated August 30, 2024, with respect to the consolidated financial statements for the year ended May 31, 2024 of Applied Digital Corporation included in this Annual Report on Form 10-K for the year ended May 31, 2026.
/s/ Marcum LLP
New York, NY
July 29, 2026